                                                                    EXHIBIT 99.1


FROM:                                       FOR:
Padilla Speer Beardsley Inc.                Synovis Life Technologies, Inc.
1101 West River Parkway                     2575 University Ave.
Minneapolis, Minnesota 55415                St. Paul, Minnesota 55114

CONTACT:                                    CONTACT:
Nancy A. Johnson/Marian Briggs              Connie Magnuson, CFO
(612) 455-1745/(612) 455-1742               (651) 796-7300


FOR IMMEDIATE RELEASE

SYNOVIS LIFE TECHNOLOGIES REPORTS
FISCAL FOURTH-QUARTER RESULTS

COMPANY TAKING STEPS TO POSITION BOTH
BUSINESS SEGMENTS FOR STRONGER LONG-TERM PERFORMANCE

         ST. PAUL, Minn., Dec. 1, 2004 - Synovis Life Technologies, Inc. (NASDAQ: SYNO), today reported revenue and earnings for the fourth fiscal quarter and year ended Oct. 31, 2004.

         Fourth-quarter consolidated net revenue was $14.6 million, versus $14.9 million in the same period last year. Operating income was $152,000, compared with $2.0 million in the year-ago quarter. The company reported net income of $189,000, or two cents per diluted share, versus net income of $1.5 million, or $0.13 per diluted share, in the fourth quarter last fiscal year.

         In fiscal 2004, consolidated net revenue totaled $55.0 million versus $58.0 million last fiscal year. Synovis generated operating income of $1.6 million compared with $7.3 million in fiscal 2003. Fiscal 2004 consolidated net income totaled $1.3 million, or $0.11 per diluted share, versus $5.0 million, or $0.47 per diluted share, in the prior fiscal year.

         "In fiscal 2004, both our surgical and interventional businesses confronted unexpected changes in their markets, and financial results were disappointing for us and our fellow shareholders," said Karen Gilles Larson, Synovis Life Technologies president and chief executive officer. "We continue to move forward, taking actions to strengthen our businesses. We created the new position of chief operating officer in the surgical business and named a new president and chief operating officer of the interventional business. We have also adjusted our workforce to align staffing with current demand and strategic need, and reduced planned


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Synovis Life Technologies, Inc.
December 1, 2004
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expenditures. And recently, we started the process of changing distribution in a sizeable territory within the surgical business."

         Larson further stated, "As has been our philosophy and practice in recent years, we made infrastructure investments, including facility expansions and significant capital expenditures, to support expected growth. We also implemented new ERP (enterprise resource planning) manufacturing systems in several operating units to enhance efficiency. These investments, along with other steps we have taken, were initiated as part of our ongoing efforts to strengthen our business, improve productivity and facilitate growth. These steps should benefit Synovis when revenue rebounds."

         Cash, cash equivalents and short-term investments totaled $42.3 million at October 31, 2004, compared to an equivalent $44.1 million at the end of fiscal 2003. Cash provided by operations was $1.6 million in the fourth quarter of this year. In fiscal 2004, operations generated $2.7 million in cash, nearly the same level as last fiscal year. The company invested $5.7 million in capital expenditures in both facility expansion and equipment during fiscal 2004. As in prior years, a significant percentage of the annual cash flow from operations occurred in the fourth fiscal quarter.

SURGICAL BUSINESS

         In the fourth quarter, surgical business revenue was $6.5 million versus $6.6 million in the year-ago period. This business generated $280,000 in operating income, compared to $1.0 million in the same period last year.

         Peri-Strips(R), the company's staple line buttress and the leading surgical product, generated $2.8 million in fourth-quarter revenue versus $3.1 million in the year-ago period. In fiscal 2004, Peri-Strips sales were $11.9 million, up slightly from last fiscal year. Peri-Strips sales slowed in fiscal 2004 due to various factors in the gastric bypass market, which the company has discussed in previous fiscal 2004 earnings releases, conference calls and SEC filings.

         Larson noted, "The questions raised about gastric bypass surgery last year are now prompting answers demonstrating the benefits of this procedure. For example, a recent study analyzing 22,000 gastric bypass surgeries showed several impressive outcomes, including resolution of diabetes in 77 percent of the patients with diabetic disease conditions. The


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Synovis Life Technologies, Inc.
December 1, 2004
Page 3


evidence indicates the medical benefits of gastric bypass surgery make it an effective treatment for morbid obesity."

         Two studies published recently in the journal Obesity Surgery cite the advantages of using Peri-Strips in gastric bypass surgery. First, a study at Baylor University Medical Center, Dallas, associated the use of Peri-Strips with preventing leaks and decreasing bleeding at the gastric staple line. Surgeons noted that Peri-Strips facilitated transitioning this operation to an outpatient procedure at Baylor. The second study, commissioned by Synovis, was conducted in Italy and demonstrated that using Peri-Strips to reinforce the gastric staple line during laparoscopic gastric bypass surgery reduced both the number of titanium clips used to prevent bleeding and concurrently reduced operating time.

         "These studies support the extensive clinical experience with Peri-Strips," said Larson. "While the results of these studies are positive, the multitude of factors affecting the gastric bypass market are still in flux and need to stabilize before we can again reasonably assess our growth opportunities in this market."

         In early November, Synovis announced it would change distributors for its surgical products in a large U.S. territory. The current distributor will continue selling Synovis products through the second fiscal quarter, which ends April 30, 2005. Multiple distributors or representatives, who currently sell to hospitals in this territory, are expected to begin field activities for Synovis in the same quarter. Synovis anticipates that there could be short-term costs related to this transition, due to the initial market disruption that frequently accompanies such changes.

INTERVENTIONAL BUSINESS

         Interventional business revenue was $8.1 million in the fiscal 2004 fourth quarter, versus $8.3 million in the same period last year. The fourth-quarter operating loss was $128,000, an improvement from the losses of the three previous fiscal 2004 quarters, even though the company incurred expenses related to a senior management transition in the fourth quarter. In the year-ago fourth quarter, operating income was $965,000.

         Early in fiscal 2004, Synovis and other industry suppliers saw a significant decline in demand from cardiac rhythm management (CRM) customers as these customers adjusted purchases. The interventional business had added overhead and infrastructure to support the strong growth of the previous two years and the growth expected in fiscal 2004. When revenue


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and related production levels declined unexpectedly, overhead per production hour increased, driving the gross and operating margins down sharply.

          Richard Kramp, a seasoned industry executive, joined the company as president and chief operating officer of the interventional business at the end of August. His directive was to thoroughly assess the interventional business and identify opportunities to improve its operating performance. He recently initiated a restructuring to realign resources to take advantage of the business' existing and expanding competencies and to advance the position of the interventional business within the complexities of its marketplace.

         In the fourth quarter, revenue at Synovis Caribe in Puerto Rico increased more than five-fold to $2.2 million as transfers of the manufacturing processes continued. Synovis Caribe added 10 positions to support the manufacturing increase. The Puerto Rico facility received ISO 13485:2003 certification in August, a significant achievement that places this facility on the leading edge of relevant certifications.

         Micro-machining, molding and tool-making revenue reached $1.0 million in the fourth quarter, a 48 percent increase over the prior-year quarter. The 2004 revenue increases from these services and the Puerto Rico facility revenues were offset by decreases in other interventional product lines.

FISCAL 2005

         Synovis Life Technologies withdrew guidance at the time of the fiscal 2004 third-quarter earnings release, and is not presently providing guidance for fiscal 2005 or any other period. The company will consider providing annual guidance, if and when market conditions stabilize. Significant continuing factors affecting revenue include the current, unsettled situation in the gastric bypass market, the unpredictability of key interventional customers' demand for the company's products and services, given the indirect impact of CRM market growth rates and other variables, along with the timing of such buying decisions.

         Larson concluded, "This has been a challenging year. Financial results are not what we anticipated and market uncertainties persist. However, we remain focused on making the best long-term decisions for the company and our shareholders, a position we have held and articulated over many years. We believe in the excellence of our products and services, and we are working to expand their applications to increase revenue opportunities. We expect it will take a couple of quarters before the short-term costs of our many initiatives are behind us and the


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Synovis Life Technologies, Inc.
December 1, 2004
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benefits of these changes begin to come to fruition. We have maintained a strong balance sheet. Synovis' strong cash position gives us the flexibility to pursue and execute desirable acquisitions and/or to invest in other strategies to expand the business."

CONFERENCE CALL AND WEBCAST

         Synovis Life Technologies will host a live Webcast of its fiscal fourth-quarter and full-year conference call today, December 1, at 10:00 a.m. CT to discuss the company's results. To access the live Webcast, go to the investor information section of the company's Web site, www.synovislife.com, on the day of the conference call and click on the Webcast icon. A Webcast replay will be available beginning at noon CT, Wednesday, December 1, 2004.

         If you prefer to listen to an audio replay of the conference call, dial
(800) 405-2236 and enter access number 11015526. The audio replay will be available beginning at noon CT on Wednesday, December 1, through 6:00 p.m. CT on Friday, December 3.

ABOUT SYNOVIS LIFE TECHNOLOGIES

         Synovis Life Technologies, Inc., based in St. Paul, Minn., is a diversified medical device company engaged in developing, designing, manufacturing and bringing to market medical devices for the surgical and interventional treatment of disease. For additional information on Synovis Life Technologies and its businesses, visit the company's Web site at www.synovislife.com.

         Forward-looking statements contained in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements can be identified by words such as "should", "could", "may", "will", "expect", "believe", "anticipate", "estimate", "continue", or other similar expressions. Certain important factors that could cause results to differ materially from those anticipated by the forward-looking statements made herein include the timing of product introductions, the number of certain surgical procedures performed, the level of orders from contract manufacturing customers, the results of the ongoing securities litigation, and the company's ability to effectively transition distribution in the territory affected by the recently announced distribution change, as well as the other factors found in the company's Annual Report on Form 10-K for the year ended October 31, 2003, and in its Quarterly Report on Form 10-Q for the quarter ending July 31, 2004.


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SYNOVIS LIFE TECHNOLOGIES, INC.

Condensed Consolidated Results of Operations (unaudited)
(In thousands, except per share data)

                                       Three Months Ended    Fiscal Year Ended
                                             Oct. 31               Oct. 31
                                         2004       2003       2004       2003
                                       -------    -------    -------    -------
Net revenue                            $14,637    $14,943    $55,044    $57,989
Cost of revenue                          8,957      8,250     32,549     32,559
Gross margin                             5,680      6,693     22,495     25,430
Gross margin percentage                     39%        45%        41%        44%
Selling, general and
  administrative                         4,363      3,691     16,687     14,276
Research and development                 1,139        989      4,072      3,806
Other operating expenses                    26       --          179       --

Operating income                           152      2,013      1,557      7,348
Interest, net                              125         44        336         41
Income before provision for
  income taxes                             277      2,057      1,893      7,389

Provision for income taxes                  88        587        615      2,416

Net income                             $   189    $ 1,470    $ 1,278    $ 4,973

Basic earnings per share               $  0.02    $  0.14    $  0.11    $  0.50
Diluted earnings per share             $  0.02    $  0.13    $  0.11    $  0.47

Weighted average basic shares
  outstanding                           11,599     10,547     11,522      9,920
Weighted average diluted shares
  outstanding                           11,868     11,236     11,986     10,574


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Synovis Life Technologies, Inc.
December 1, 2004
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Business Segment Information (unaudited)
(In thousands)

                                  Three Months Ended        Fiscal Year Ended
                                        Oct. 31                  Oct. 31
                                   2004         2003        2004         2003
                                 --------     --------    --------     --------
Net revenue
    Surgical business            $  6,537     $  6,619    $ 26,787     $ 25,623
    Interventional business         8,100        8,324      28,257       32,366
                                 --------     --------    --------     --------
    Total                        $ 14,637     $ 14,943    $ 55,044     $ 57,989

Gross margin
    Surgical business            $  3,941     $  4,240    $ 16,844     $ 16,529
    Interventional business         1,739        2,453       5,651        8,901
                                 --------     --------    --------     --------
    Total                        $  5,680     $  6,693    $ 22,495     $ 25,430

Gross margin percentage
    Surgical business                  60%          64%         63%          65%
    Interventional business            21%          29%         20%          28%
    Total                              39%          45%         41%          44%

Operating income (loss)
    Surgical business            $    280     $  1,048    $  2,972     $  4,681
    Interventional business          (128)         965      (1,415)       2,667
                                 --------     --------    --------     --------
    Total                        $    152     $  2,013    $  1,557     $  7,348


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Synovis Life Technologies, Inc.
December 1, 2004
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Condensed Consolidated Balance Sheets (unaudited)
As of October 31, 2004 and 2003
(in thousands, except share and per share data)


                                                                  2004      2003
                                                                -------   -------
ASSETS
Current assets:
Cash and cash equivalents                                       $15,369   $44,102
Short-term investments                                           26,931      --
Accounts receivable, net                                          7,722     6,541
Inventories                                                      11,591    10,849
Other                                                             3,544     1,891
                                                                -------   -------
    Total current assets                                         65,157    63,383


Property, plant and equipment, net                               13,704    10,559
Goodwill and other intangible assets, net                         6,853     6,892
Other                                                                11        11
                                                                -------   -------
    Total assets                                                $85,725   $80,845
                                                                =======   =======


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses                           $ 6,457   $ 5,903
Current maturities of long-term obligations                          40       281
                                                                -------   -------
    Total current liabilities                                     6,497     6,184


Long-term obligations and deferred income taxes                   1,227       599
                                                                -------   -------

    Total liabilities                                             7,724     6,783
                                                                -------   -------


Shareholders' equity:
Preferred stock: authorized 5,000,000 shares of $.01 par
     value; none issued or outstanding at both dates               --        --
Common stock: authorized 20,000,000 shares of $.01 par value;
     issued and outstanding, 11,713,700 and 11,435,638
     at October 31, 2004 and 2003, respectively                     117       114
Additional paid-in capital                                       72,614    69,956
Retained earnings                                                 5,270     3,992
                                                                -------   -------
    Total shareholders' equity                                   78,001    74,062
                                                                -------   -------
    Total liabilities and shareholders' equity                  $85,725   $80,845
                                                                =======   =======


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